Exhibit 10.2

                               SERVICES AGREEMENT

         This Services Agreement (the "Agreement") is entered into as of April 26, 2001 between Sinclair-Davis Trading Corp., a New York corporation
("Sinclair-Davis"), and Videolocity International, Inc., a Nevada corporation ("Client").

         WHEREAS, Sinclair-Davis is in business of planning, developing and implementing marketing and public relations services campaigns for corporations and other business entities;

         WHEREAS, Client desires to retain Sinclair-Davis to provide services to Client, and Sinclair-Davis desires to provide such services to Client, pursuant to the terms, conditions and provisions contained in this Agreement;

         NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Term/Services. The term of this Agreement shall commence with the date hereof and continue for a period of eighteen months. During the term of the Agreement, Sinclair-Davis shall assemble and manage a team of one or more professionals to provide Client with the following services and/or undertake the following tasks, as the case may be (collectively referred to herein as the "Services"):

         A. Attract and maintain reputable market makers of and for Client's common stock.

         B. Posture and present Client in the investment community through various actions, including but not limited to: (i) implementation of a national investor relations program; (ii) assistance with format, layout, presentation and timelines of Client's financial results in each Annual Report to Shareholders, press release, proxy statement and report on Form 10-KSB and 10-QSB; (iii) attraction of media and trade publication coverage of Client and/or its products; and (iv) arranging and managing presentation of Client by its senior management to strategic members of the investment community such as brokers, stockholders, financial analysts, other investment bankers, and institutions.

         C. Assist Client in implementing its strategic plan, including but not limited to: (i) design and development of merger and

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                  acquisition  (M&A)   strategies;   (ii)   identification   and
                  introduction  of M&A  candidates  for such  strategies;  (iii)
                  analysis  of  M&A   proposals   and   counter-proposals   (iv)
                  development and implementation of a cash investment and management program, (v) analysis of and advice in relation to the Company's anticipated cash needs; and, (vi) identification and introduction to potential joint venture and/or trading partners.

All such Services shall be performed by Sinclair-Davis in a first-class and professional manner, and Sinclair-Davis shall at all times conduct its activities in accordance with all applicable federal, state and local laws and regulations.

         2. Representation and Warranties of Client. Client represents and warrants to Sinclair-Davis that:

         A. Organization. Client is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation, and it is duly qualified to do business as a foreign corporation in each jurisdiction in which it owns or leases Property or engages in business and in which the failure to so qualify would have a material adverse affect on the business or financial condition of Client.

         B. Formal Action. Client has the corporate power and authority to execute and deliver this Agreement and to perform each of its obligations hereunder, and this Agreement has been duly approved by Client's Board of Directors.

         C. Valid and Binding Agreement. This Agreement has been duly executed and delivered by Client and is the valid and binding obligation of Client enforceable against it in accordance with its terms, subject to subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity).

         D. No Violation. The execution, delivery and performance of this Agreement does not and will not violate any provisions of the charter or bylaws of Client or any agreement to which Client is a party or any applicable law or regulation or order or decree of any court, arbitrator, agency or government applicable to Client and no action of or filing with, any governmental or public body or authority is required in connection with the execution, delivery or performance of this Agreement.

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         E.       Litigation.  Except  as Client  has  disclosed  in its  public filings with the Securities and Exchange Commission (the "Commission"), there is no action, suit or proceeding which could reasonably be expected to have a material adverse effect on Client, which is pending or, to the knowledge of Client, threatened against Client.

         F. Accuracy of Information. Client has provided Sinclair-Davis with copies of its annual report on Form 10-KSB for the fiscal year ended October 31, 2000, its quarterly report on Form 10-QSB for the fiscal quarter ended January 31, 2001, and its current report on Form 8-K dated January 5, 2001, as amended March 6, 2001, all of which have been filed with the Commission (collectively referred to as the "Information Package"). Client represents and warrants that the reports contained in the Information Package are accurate and complete in all material respects as of their respective dates and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3. Covenants and Agreements of Client. Client agrees to comply with the following covenants:

         A. Client Certification. Client acknowledges that it is responsible for the accuracy and completeness of the Information Package and for all other information furnished to Sinclair-Davis. Client agrees to promptly advise Sinclair-Davis in writing of any condition, event, circumstance or act that would constitute a material adverse change in the business, properties, financial condition or business prospects of Client or which would make any of the information contained in the Information Package or in any report or other document prepared by Sinclair-Davis for and on behalf of Client misleading in any material respect. Client agrees that Sinclair-Davis and its directors, officers, agents and employees may rely on the Information Package and on all other written information furnished by Client, and on each and every certification provided by an authorized senior executive officer of Client, until Sinclair-Davis is advised in writing by an authorized senior executive officer of Client that the information previously furnished to Sinclair-Davis is inaccurate or incomplete in any material respect.

         B. Books and Records. Client shall maintain true and complete books, records and accounts in which true and correct entries shall be made of its transactions in accordance with generally accepted accounting principles consistently applied ("GAAP").

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         C.       Financial and Other  Information.  Client agrees to furnish to
                  Sinclair-Davis the following information:

                  (1) Annual Financial Statements. As soon as practicable and in any event within 90 days after the end of Client's fiscal year, annual financial statements including a balance sheet, an income statement, a statement of cash flows, and a statement of stockholder's equity, and all notes thereto prepared in accordance with GAAP and audited by an independent certified public accountant. This requirement may be satisfied by the delivery of a copy of Client's annual report on Form 10-KSB as filed with the Commission.

                  (2) Quarterly Financial Statements. As soon as practicable, and in any event within 45 days after the end of each of Client's fiscal quarters, quarterly financial statements including a balance sheet, a quarterly and year-to-date income statement, a statement of cash flows, and a statement of stockholder's equity, prepared by Client in accordance with GAAP and certified by the chief financial officer and chief executive officer of Client as fairly presenting, subject to normal year-end audit adjustments, Client' s financial position as of and for the periods indicated. This requirement may be satisfied by the delivery of copies of Client's quarterly reports on Form 10-QSB as filed with the Commission.

         D. Sinclair-Davis' Reliance on Client's Full Disclosure. Client will provide, or cause to be provided, to Sinclair-Davis all financial and other information requested by Sinclair-Davis for the purpose of rendering its services pursuant to this Agreement. Client recognizes and confirms that Sinclair-Davis will use such information in performing the services contemplated by this Agreement without independently verifying such information and that Sinclair-Davis does not assume any responsibility for the accuracy or completeness of such information. Client certifies that there is no fact, known to it which materially adversely affects or may (so far as the Client's senior management can now reasonably foresee) materially adversely affect the business, properties, condition (financial or other) or operations (present or prospective) of Client which has not been set forth in written form delivered by Client to Sinclair-Davis. Client agree to keep Sinclair-Davis promptly informed of any facts hereafter known to Client which materially adversely affect or may (so far as the Client's senior management can now reasonably foresee) materially adversely affect the business, properties, condition (financial or other) or operations (present or prospective) of Client.

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

         E. Relationship Of the Parties. This Agreement pertains to the provision of Services by Sinclair-Davis to Client and the provisions of this Agreement pertaining to compliance with financial covenants, delivery of financial statements, and similar provisions are intended solely to provide Sinclair-Davis with information on which it may rely in providing the Services hereunder. Nothing contained in this Agreement shall be construed as permitting or obligating Sinclair-Davis to act as a financial or business advisor or consultant to Client, as permitting Sinclair-Davis to participate in the management of Client's business, or as creating or imposing any fiduciary obligations on Sinclair-Davis with respect to Client or its business.

                  Sinclair-Davis shall have no duty or obligation to provide services to Client other than the Services. Sinclair-Davis shall have no authority to incur expenses on behalf of Client unless first approved in writing or obligate Client to enter into any agreement or arrangement or commit Client to any course of action. Client acknowledges that it has had the opportunity to obtain the advice of experienced counsel of its own choosing in connection with the negotiation and execution of this Agreement, the provision of Services hereunder and with respect to all matters contained herein.

         4. Compensation. Client agrees to compensate Sinclair-Davis as follows for the provision of the Services hereunder:

         A. Client shall issue Sinclair-Davis 200,000 restricted shares of Client's Common Stock on the date of execution of this Agreement.

         B. Client shall issue Sinclair-Davis 200,000 restricted shares of Client's Common Stock on that date which is three months from the date of execution of this Agreement.

         C. During the term of this Agreement, Sinclair-Davis shall have the right to demand, on one occasion only, the registration under the Securities Act of 1933, as amended, of those shares of Client's Common Stock issued to Sinclair-Davis on or prior to the date of such demand. Sinclair-Davis shall also be entitled to "piggyback" registration rights (subject to the customary exclusion from any registration statement based on the reasonable objection of the managing underwriter), which shall remain in effect until such time as the shares of Client's Common Stock issued to Sinclair-Davis hereunder may be sold without registration under Rule 144. Sinclair-Davis shall cooperate with Client in connection with any registration statement filed by Client with respect to shares held by Sinclair-Davis and shall provide Client with such information, affidavits and indemnifications as may be reasonably requested by Client.

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

         D. Following a demand for registration by Sinclair-Davis, Client will use its best efforts to file a registration statement on Form S-3 on an expeditious basis and have it declared effective at the earliest practicable date. In the event such registration statement is not declared effective by the Commission within 120 days of the exercise of the demand registration right by Sinclair-Davis, Client will issue 20,000 additional shares of its restricted Common Stock to Sinclair-Davis and will issue an additional 20,000 shares of its restricted Common Stock to Sinclair-Davis for each 30 days thereafter that the registration statement has not been declared effective. Sinclair-Davis shall be entitled to "piggyback" registration rights (subject to the customary exclusion from any registration statement based on the reasonable objection of the managing underwriter) with respect to any additional shares issued under this subparagraph, which rights shall remain in effect until such time as such additional shares may be sold without registration under Rule 144.

         E. The registration rights granted to Sinclair-Davis shall be transferable to any third party or parties, who may acquire the shares of Client's Common Stock from Sinclair Davis in a lawful transaction with the same rights and subject to the same restrictions as those applicable to Sinclair-Davis.

         F. While not included in the Services and not currently contemplated by Client, in the event Sinclair-Davis should introduce Client to an acquisition, a buyout, financing and/or a merger candidate, and a transaction is consummated, then Client shall pay Sinclair-Davis a finder's fee in an amount to be negotiated by the parties before Sinclair-Davis provides any such introduction.

         5. Date Shares Earned. The Shares issuable to Sinclair-Davis pursuant to Sections 4(A) and 4(B) above shall be deemed to have been earned on the date such shares are delivered pursuant to the terms of such sections.

         6. Termination. This Agreement may be terminated: (i) upon written notice by one party to the other party if the representations and warranties made by the other party are proved to have been inaccurate in any material respect; or (ii) upon written notice by one party to the other party if the other party should be in default in the performance of the material terms or provisions of this Agreement, and such defaulting party has failed to cure such default within thirty (30) days following written notice of such default from the non-defaulting party. In the event of termination by Sinclair-Davis, it may immediately cease the performance of services for Client under this Agreement. In the event of termination by Client, prior to the expiration of three months

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from the date of this  Agreement,  Client shall have no  obligation  to issue to
Sinclair-Davis the shares of Client's Common Stock described in Section 4(B) of this Agreement.

         7. Indemnification. Client agrees to indemnify Sinclair-Davis and hold it harmless from all claims, damages, losses and expenses (including reasonable attorney's fees) for claims caused by any material inaccuracy in the Information Package or other written information provided by Client to Sinclair-Davis. Sinclair-Davis agrees to indemnify Client and hold it harmless from all and all claims, damages, losses and expenses (including reasonable attorney's fees) for claims caused by violation by Sinclair-Davis of the terms and conditions of this Agreement or of any state, federal or other governmental laws or regulations.

         8. Confidentiality Information. Confidential Information means all proprietary data, concepts, projections, strategies, client lists, marketing plans, designs, processes, methods of operation, innovations, and other information pertaining to the business operations and other activities of Client and its affiliated companies. Sinclair-Davis shall use any Confidential Information disclosed or provided to it by Client, whether orally, written, by demonstration, in models or otherwise, only as permitted under this Agreement and shall maintain all such Confidential Information in confidence and shall not disclose or divulge such Confidential Information to any third party or to any of its own personnel not having a need to know such information, provided that Sinclair-Davis shall has informed its personnel of its obligations under this
Section 8, and provided further any person to whom such disclosure is made shall have entered into a non-disclosure agreement, the terms of which require such person to maintain the confidentiality of the Confidential Information. Notwithstanding the foregoing, Sinclair-Davis shall not be liable for disclosure of any such Confidential Information which: (a) can be demonstrated by reasonable documentary evidence to have been in its possession prior to receipt from Client, provided that the source of such information was not known to Sinclair-Davis to be bound by a confidentiality agreement with or other contractual or fiduciary obligation of confidentiality to Client or any other person with respect to such information; (b) is or becomes part of the public domain other than through an act or omission attributable to employees or agents of Sinclair-Davis; or (c) is or is made available to Sinclair-Davis by a third party unaffiliated with Client and which has no obligation to Client with respect thereto. Upon the termination of this Agreement, Sinclair-Davis shall promptly return to Client all Confidential Information provided by Client to Sinclair-Davis, and all copies thereof, in its possession. This Section 8 shall survive the termination of this Agreement.

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         9. Miscellaneous.

         A. Governing Law. This Agreement shall be governed by the laws of the State of New York.

         B. Entire Agreement. This Agreement embodies the entire agreement of the parties with respect to its subject matter. There are no restrictions, promises, representations, warranties, covenants, or undertakings other than those expressly set forth or referred to herein.

         C. Amendments to be in Writing. This Agreement may be amended only in a writing signed by all of the parties.

         D. No Waivers by Course of Dealing; Limited Effect of Waivers. No waiver shall be effective against any party unless it is in a writing signed by that party. No course of dealing and no delay on the part of Sinclair-Davis in exercising its rights shall operate as a waiver of that right or otherwise prejudice Sinclair-Davis. Sinclair-Davis' failure to insist upon the strict performance of any provision of this Agreement, or to exercise any right or remedy available to Sinclair-Davis shall not constitute a waiver by Sinclair-Davis of such provision. No specific waiver by Sinclair-Davis of any specific breach of any provision of this Agreement shall operate as a general waiver of the provision or of any other breach of the provision. Client shall have no right to cure any breach except as specifically provided herein.

         E. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         F. Circulation of Rights and Remedies. No right or remedy of Sinclair-Davis under this Agreement is intended to preclude any other right or remedy and every right and remedy shall coexist with every other right and remedy now or hereafter existing whether by contract, at law, or in equity.

         G. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties and their successors and assigns. Neither party shall have any right to assign any of its rights or delegate any of its obligations or responsibilities under this Agreement without the prior written consent of the other party.

         H. Payment of Fees and Expenses of Enforcing Agreement. In the event of any dispute between the parties arising out of or related to this Agreement or the interpretation thereof, at the trial level or appellate level, the prevailing party shall

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                  be entitled to recover from the non-prevailing party all costs and expenses, including reasonable fees and disbursements of counsel which may be reasonably incurred by it in connection with such proceeding, including without limitation, any costs and expenses of experts, witnesses, depositions and other similar costs.

         I. Notices. Any notices or other communications required or permitted to be given hereunder shall be in writing, and shall be delivered to the parties at the addresses set forth below (or to such other addresses as the parties may specify by notice to the other in the manner provided in this section). Notices or other communications shall be effective when received at the recipient's address (or when delivered to that location if receipt is refused). Notices or other communications given by facsimile transmission shall be presumed received at the time indicated in the recipient's automatic acknowledgment. Notices or other communications given by Federal Express or other recognized overnight courier service shall be presumed to have been received on the following business day. Notices or other communications given by certified mail, return receipt requested, postage prepaid, shall be presumed received 5 business days after the date of mailing.

                             Client:             Videolocity International, Inc.
                                                 358 South 700 East, #B-604
                                                 Salt Lake City, Utah 84102
                                                 Attention: D. T. Norman,
                                                 Secretary

                             Sinclair-Davis:     Sinclair-Davis Trading Corp.
                                                 108 Harbor Road
                                                 Head of the Harbor, NY  11780

         J. No Partnership. No agency, partnership, joint venture, or employment is created as a result of this Agreement and neither party nor its agents shall have any authority of any kind to bind the other party in any respect whatsoever.

         K. Headings. The headings in this Agreement are intended solely for convenience of reference. They shall be given no effect in the construction or interpretation of this Agreement.

         L.       Severability.   The  invalidity  or  unenforceability  of  any
                  provision of this Agreement shall not impair the validity or enforceability of any other provision.

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         In Witness Whereof,  the parties have executed this Agreement as of the date first above written.

                  Client:                   VIDEOLOCITY INTERNATIONAL, INC.


                                            By  /s/ Jerry E. Romney, Jr.
                                               -------------------------------
                                               Jerry E. Romney, Jr., President


                  Sinclair-Davis:           SINCLAIR-DAVIS TRADING CORP.


                                            By /s/ Brooke Bray
                                               -------------------------------
                                               Brooke Bray, President

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